UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2008

Commission	Registrant; State of Incorporation	I.R.S. Employer
File Number	Address; and Telephone Number	Identification No.
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1-5324	NORTHEAST UTILITIES	04-2147929
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(a Massachusetts voluntary association)
One Federal Street, Building 111-4
Springfield, Massachusetts 01105
Telephone: (413) 785-5871

0-00404	THE CONNECTICUT LIGHT AND POWER COMPANY	06-0303850
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(a Connecticut corporation)
107 Selden Street
Berlin, Connecticut 06037-1616
Telephone: (860) 665-5000

1-6392	PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE	02-0181050
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(a New Hampshire corporation)
Energy Park
780 North Commercial Street
Manchester, New Hampshire 03101-1134
Telephone: (603) 669-4000

0-7624	WESTERN MASSACHUSETTS ELECTRIC COMPANY	04-1961130
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(a Massachusetts corporation)
One Federal Street, Building 111-4
Springfield, Massachusetts 01105
Telephone: (413) 785-5871

Not Applicable

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 -

Other Events

Item 8.01.

Other Events.

On March 24, 2008, the Federal Energy Regulatory Commission (FERC) issued an order on rehearing concerning the returns on equity and incentives for regional transmission projects of New England electric transmission owners (TOs), including the electric utility subsidiaries of Northeast Utilities (NU); The Connecticut Light and Power Company, Public Service Company of New Hampshire and Western Massachusetts Electric Company.  In the rehearing order, the FERC, among other things, increased the base return on equity (ROE) for TOs from the 10.2 percent allowed in the initial order to 10.4 percent and reaffirmed its initial order increasing the ROE by 74 basis points for the period beginning October 31, 2006 in recognition of higher bond yields.  In addition, while not an issue in this rehearing,  the initial order increasing the ROE by 50 additional basis points for TOs joining a Regional Transmission Organization (RTO) and giving the RTO operational control of the TO’s transmission facilities still stands.  The rehearing order modified FERC's initial order allowing 100 additional basis points for new transmission facilities that are built as part of the ISO-New England Regional System Plan (RSP) by allowing only facilities that are "completed and on line" by December 31, 2008 to receive the additional 100 basis points.  In order to receive incentives for projects completed after December 31, 2008, the rehearing order requires TOs to file with FERC project-specific requests that meet the nexus requirements under FERC Order No. 679.

The following table shows the changes in the ROEs as a result of the rehearing order:

	LNS (non-PTF) (base ROE)	RNS (PTF facilities) (base plus 0.5 for RTO membership)	100 basis points Adder for New Investment under RSP –only for projects completed by 12/31/08
RTO Feb 1, 2005 – Oct 31, 2006 Initial Order Rehearing Order	10.2% 10.4%	10.7% 10.9%	11.7% 11.9%
Nov 1, 2006 – forward Initial Order Rehearing Order	10.94% 11.14%	11.44% 11.64%	12.44% 12.64%

NU management continues to review the rehearing order and expects to file with the FERC for additional incentives on its major projects that are completed after December 31, 2008.  Assuming major projects completed after 2008 receive these additional incentives, the company expects the rehearing order will have a modestly positive net effect on earnings, and continues to expect the projected overall blended returns on equity in its transmission segment of approximately 11.75 percent in 2008, rising to approximately 12.0 percent by 2012.  The rehearing order is not expected to impact previously announced 2008 consolidated earnings guidance of between $1.65 per share and $1.90 per share ($1.45 per share to $1.70 per share including the impact of the litigation settlement with Consolidated Edison, Inc.), including between $0.75 per share and $0.85 per share for the transmission segment.1

For further information, please refer to “Management's Discussion and Analysis-Financial Condition and Business Analysis-Transmission Rate Matters and FERC Regulatory Issues-FERC ROE Decision” in NU's 2007 Annual Report on Form 10-K and NU’s Current Reports on Form 8-K dated November 5, 2007 and March 13, 2008.

1 All per share amounts are reported on a fully diluted basis.  The only common equity securities that are publicly traded are common shares of NU.  The EPS amounts for the transmission segment do not represent a direct legal interest in the assets and liabilities allocated to any one segment but rather represent a direct interest in NU's assets and liabilities as a whole.  EPS by segment is a measure not recognized under accounting principles generally accepted in the United States of America (GAAP) that is calculated by dividing the net income or loss of each segment by the average fully diluted NU common shares outstanding for the period.  Management uses this measure to provide segmented earnings guidance and believe that this measurement is useful to investors to evaluate the actual financial performance and contribution of NU’s business segments.  This non-GAAP measure should not be considered as an alternative to NU’s consolidated fully diluted EPS determined in accordance with GAAP as an indicator of NU’s operating performance.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

NORTHEAST UTILITIES THE CONNECTICUT LIGHT AND POWER COMPANY PUBLIC SERVICE COMPANY OF NEW HAMPSHIRE WESTERN MASSACHUSETTS ELECTRIC COMPANY (Registrants)
By: /s/ Shirley M. Payne Name: Shirley M. Payne Title: Vice President-Accounting and Controller

Date:  April 2, 2008